UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2019 (February 1, 2019)

Mr. Cooper Group Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8950 Cypress Waters Boulevard
Coppell, Texas 75019
(Address of Principal Executive Offices)

(469) 549-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.

On February 1, 2019, Nationstar Mortgage LLC (“Nationstar”), a Delaware limited liability company and an indirectly held, wholly-owned subsidiary of Mr. Cooper Group Inc. (“Mr. Cooper”) completed an acquisition (the “Acquisition”) of all of the limited liability units of Pacific Union Financial, LLC, a California limited liability company (“PacU”). The Acquisition was effected pursuant to the terms of the Unit Purchase Agreement, dated as of November 5, 2018, by and among Evan M. Stone, Rick W. Skogg, PacU and Nationstar. At closing, the aggregate purchase price for the limited liability units, which is subject to adjustment, was $127.8 million.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
Mr. Cooper will file by amendment to this Form 8-K the financial statements required by this Item 9.01(a) no later than 71 calendar days after the date this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information
Mr. Cooper will file by amendment to this Form 8-K the pro forma financial information required by this Item 9.01(b) no later than 71 calendar days after the date this Form 8-K was required to be filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mr. Cooper Group Inc.

Date: February 5, 2019	By:	/s/ Amar Patel
Amar Patel Chief Financial Officer